SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

EXELIXIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EXELIXIS, INC.

170 Harbor Way

P.O. Box 511

South San Francisco, CA 94083-0511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2005

To the Stockholders of Exelixis, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Exelixis, Inc., a Delaware corporation (the “Company”), will be held on Friday, April 22, 2005 at 8:00 a.m., local time, at the Company’s offices located at 210 East Grand Avenue, South San Francisco, California 94080 for the following purposes:

1.	To elect four Class III directors to hold office until the 2008 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

3.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,850,000 shares, from 1,800,000 shares to 3,650,000 shares.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 4, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ CHRISTOPH A. PEREIRA
Christoph A. Pereira
Secretary

South San Francisco, California

March 17, 2005

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOU MAY ALSO BE ABLE TO SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. PLEASE REFER TO THE INFORMATION PROVIDED WITH YOUR PROXY CARD OR VOTING INSTRUCTION FORM FOR FURTHER INFORMATION.

EXELIXIS, INC.

170 Harbor Way

P.O. Box 511

South San Francisco, CA 94083-0511

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Exelixis, Inc. (sometimes referred to as the “Company” or “Exelixis”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting, and Exelixis requests that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about March 25, 2005 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 4, 2005 will be entitled to vote at the Annual Meeting. On the record date, there were approximately 76,150,092 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 4, 2005 your shares were registered directly in your name with Exelixis’ transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, Exelixis urges you to fill out and return the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 4, 2005 your shares were held electronically in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of four Class III directors to hold office until the 2008 Annual Meeting of Stockholders;

•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

•	Approval of an amendment to the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,850,000 shares, from 1,800,000 shares to 3,650,000 shares.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or “Abstain” from voting. The procedures for voting are explained below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, Exelixis urges you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting. Exelixis will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, Exelixis will vote your shares as you direct.

•	To vote by telephone, dial toll-free 1-866-540-5760 from the United States using a touch-tone phone and follow the recorded instructions. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on April 21, 2005. Submitting your proxy by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

•	To vote via the Internet, go to www.proxyvoting.com/exel to complete an electronic proxy card. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on April 21, 2005. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by telephone and via the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ website at www.proxyvote.com. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 21, 2005.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 4, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the four nominees for director, “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending December 31, 2005 and “For” the increase in the number of shares authorized under the Company’s 2000 Employee Stock Purchase Plan. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Exelixis will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. Exelixis may reimburse persons representing beneficial owners of the Company’s common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in the following ways:

Stockholder of Record: Shares Registered in Your Name

•	Your proxy may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511, either (1) a written notice of revocation or (2) a duly executed proxy card bearing a later date.

•	Your proxy may also be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

•	If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank to change your vote.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 17, 2005 to the Secretary of the Company at Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must submit your proposal in writing, in the manner set forth in the Company’s Bylaws, to the Secretary of the Company at Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 not earlier than the close of business on January 22, 2006, nor later than the close of business on February 21, 2006.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Withhold” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	For the election of directors, the four Class III nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome.

•	To be approved, Proposal No. 2, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors for the Company for its fiscal year ending December 31, 2005, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3, the approval of an amendment to the 2000 Employee Stock Purchase Plan to increase the number of authorized shares by 1,850,000 shares, must receive “For” votes constituting a majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were approximately 76,150,092 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

Proposal 1

Election of Class III Directors

Our Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board of Directors is presently composed of ten members. The Board of Directors has determined that Drs. Cohen, Formela, Garber, Marchesi, McCormick, Papadopoulos, Poste, Willsey and Mr. Wyszomierski, which members constitute a majority of the Board of Directors, are independent (as independence is currently defined by the listing standards of the Nasdaq Stock Market). There are four directors in Class III, the class whose term of office expires in 2005. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee of the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Class III Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

Stelios Papadopoulos, Ph.D., age 56, has been a director since December 1994 and the Chairman of the Board of Directors since January 1998. Dr. Papadopoulos has been an investment banker at SG Cowen Securities Corporation since February 2000. Prior to that, Dr. Papadopoulos was an investment banker at UBS PaineWebber from April 1987 to February 2000 and Chairman of PaineWebber Development Corp., a UBS PaineWebber subsidiary, from June 1998 to February 2000. Dr. Papadopoulos is a member of the Board of Directors of GenVec, Inc., a biotechnology company, Anadys Pharmaceuticals, Inc., a biotechnology company, Diacrin, Inc., a biotechnology company, and several private companies. Dr. Papadopoulos holds a Ph.D. in Biophysics and an M.B.A. in Finance, both from New York University.

George A. Scangos, Ph.D., age 56, has served as a director and as the Company’s President and Chief Executive Officer since October 1996. From September 1993 to October 1996, Dr. Scangos served as President of Biotechnology at Bayer Corporation, a pharmaceutical company, and was responsible for research, business and process development, manufacturing, engineering and quality assurance. Dr. Scangos is a member of the Board of Directors of Anadys Pharmaceuticals, Inc. and a private company. Dr. Scangos was a Post-Doctoral Fellow at Yale University and a faculty member at the Johns Hopkins University. Dr. Scangos currently holds an appointment as Adjunct Professor of Biology at Johns Hopkins University. Dr. Scangos holds a B.A. in Biology from Cornell University and a Ph.D. in Microbiology from the University of Massachusetts.

Frank McCormick, Ph.D., age 54, has been a director since July 2003. Dr. McCormick is Director of the University of California, San Francisco (UCSF) Comprehensive Cancer Center and has been the David A. Wood

Professor of Tumor Biology and Cancer Research in the Department of Microbiology and Immunology at UCSF since 1998. From 1992 to 1998, Dr. McCormick was the founder and Chief Scientific Officer at Onyx Pharmaceuticals, Inc., a biotechnology company. From 1991 to 1992, he served as Vice President of Therapeutic Research at Chiron Corporation, a pharmaceutical company, and from 1981 to 1990 he served as Vice President of Discovery Research with Cetus Corporation, a biotechnology company. Dr. McCormick is on the editorial board of some of the most prestigious international cancer publications and serves as a board member or advisor to multiple cancer research organizations. Dr. McCormick was a Post-Doctoral Fellow with Dr. Allen Smith at the Imperial Cancer Research Fund in London, England, and with Professor Seymour S. Cohen at the State University of New York at Stony Brook. Dr. McCormick holds a B.S. in Biochemistry from the University of Birmingham, England and a Ph.D. in Biochemistry from the University of Cambridge, England.

Lance Willsey, M.D., age 43, has been a director since April 1997. Dr. Willsey has been a founding partner of DCF Capital, a hedge fund focused on investing in the life sciences, since July 1998. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at the Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was a urology resident from July 1992 to July 1996. Dr. Willsey is a member of the Board of Directors of Exact Sciences Corporation, a biotechnology company. Dr. Willsey holds a B.S. in Physiology from Michigan State University and an M.S. in Biology and an M.D., both from Wayne State University.

The Board of Directors Recommends a Vote in Favor of Each Named Nominee.

Class I Director Continuing in Office Until the 2006 Annual Meeting

Charles Cohen, Ph.D., age 54, has been a director since November 1995. Since May 2003, Dr. Cohen has been a partner at Advent International, a global venture capital firm. Currently, Dr. Cohen is the Chairman of the Supervisory Board of Cellzome AG, a post-genomics biotechnology company. From 2000 to 2002, Dr. Cohen was the Chief Executive Officer of Cellzome AG. Prior to that, Dr. Cohen co-founded Creative BioMolecules, Inc., a biotechnology company, in 1982 and was a director and its Chief Executive Officer from 1985 to 1995. Dr. Cohen serves on the board of directors of Anadys Pharmaceuticals, Inc. and several private companies. Dr. Cohen has been the Chief Executive Officer of several companies. Dr. Cohen received his Ph.D. from New York University of Medicine.

George Poste, D.V.M., Ph.D., age 60, has been a director since August 2004. Dr. Poste has been the director of the Biodesign Institute at Arizona State University since May 2003. Dr. Poste also serves as the Chief Executive Officer of Health Technology Networks, a consulting company that specializes in the application of genomic technologies and computing in healthcare. From 1992 to 1999, he was the Chief Science and Technology Officer and President, R&D of SmithKline Beecham Corporation, a pharmaceutical company. Dr. Poste serves on the Defense Science Board of the U.S. Department of Defense (and chairs the Task Force on Bioterrorism) and is a member of other organizations dedicated to advance the defense against bioweapons and biowarfare. Dr. Poste is also the Non-Executive Chairman of Orchid Biosciences, Inc., a biotechnology company, and a member of the Board of Directors of Monsanto Company, a provider of agricultural products and solutions. Dr. Poste is a Fellow of the Royal Society, the Academy of Medical Sciences, Pembroke College Cambridge, Hoover Institution, Stanford University, and various other prestigious organizations and has been awarded honorary doctorates from several universities. Dr. Poste holds a D.V.M. and a Ph.D. in Virology from the University of Bristol, England.

Jack L. Wyszomierski, age 49, has been a director since February 2004. Mr. Wyszomierski is currently the Executive Vice President and Chief Financial Officer of VWR International, Inc., a supplier of laboratory supplies, equipment and supply chain solutions to the biotechnology and medical device industry. From 1982 to 2003, Mr. Wyszomierski held positions of increasing responsibility within the finance group at Schering-Plough Corporation, a health care company, culminating with his appointment as Executive Vice President and Chief Financial Officer in 1996. Prior to joining Schering-Plough, he was responsible for capitalization planning at Joy Manufacturing Company, a producer of mining equipment, and was a management consultant at Data Resources,

Inc. Mr. Wyszomierski holds a B.S. in Industrial Administration and a M.S. in Administration, Management Science and Economics from Carnegie Mellon University.

Class II Directors Continuing in Office Until the 2007 Annual Meeting

Jean-Francois Formela, M.D., age 48, has been a director since September 1995. Dr. Formela has been a principal of Atlas Venture, a venture capital firm, since 1993. From 1989 to 1993, Dr. Formela served at Schering-Plough Corporation, most recently as Senior Director, Medical Marketing and Scientific Affairs, where he had biotechnology licensing and marketing responsibilities. Dr. Formela serves on the Board of Directors of deCODE genetics, Inc., a biotechnology company, and several private companies. Dr. Formela holds an M.D. from Paris University School of Medicine and an M.B.A. from Columbia Business School.

Alan M. Garber, M.D., Ph.D., age 49, has been a director since January 2005. Dr. Garber has been the Henry J. Kaiser Jr. Professor and a Professor of Medicine at Stanford University since 1998. Dr. Garber is also a Professor (by courtesy) of Economics, Business, and Health Research and Policy at Stanford University. Dr. Garber is the Director of the Center for Primary Care and Outcomes Research at Stanford University School of Medicine, the Center for Health Policy at Stanford University, and the Health Care Program of the National Bureau of Economic Research. He is a Senior Fellow at the Institute for International Studies at Stanford University and a staff physician at the VA Palo Alto Health Care System. Dr. Garber consults for numerous prestigious organizations, is on the editorial board of acclaimed scientific journals and has received numerous awards and honors. Dr. Garber holds an A.B. in Economics summa cum laude, an A.M. in Economics, a Ph.D. in Economics from Harvard College and an M.D. from Stanford University.

Vincent T. Marchesi, M.D., Ph.D., age 69, has been a director since May 2001. Since 1973, Dr. Marchesi has been a Professor of Pathology and Cell Biology at Yale University and, since 1991, has been the Director of the Boyer Center for Molecular Medicine at Yale University. Dr. Marchesi is also Editor-in-Chief at the Federation of American Societies for Experimental Biology Journal. In 1982, Dr. Marchesi co-founded Molecular Diagnostics, Inc., a diagnostic development company. Dr. Marchesi was formerly Chair of Pathology at the Yale-New Haven Hospital. Dr. Marchesi holds an M.D. from Yale University and a Ph.D. from Oxford University.

Board Committees and Meetings

During the year ended December 31, 2004, our Board of Directors held 11 meetings and acted by written consent one time. As required under applicable listing standards of the Nasdaq Stock Market, during the year ended December 31, 2004, the Company’s independent directors met three times in regularly scheduled executive sessions at which only independent directors were present. Our Board of Directors has an Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee.

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process, ensures the integrity of the Company’s financial statements and has been designated as the Qualified Legal Compliance Committee within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations. The Audit Committee performs several functions, such as evaluating the performance of, and assessing the qualifications of, the independent auditors; determining on behalf of the Board of Directors whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviewing and approving the engagement of the independent auditors to perform any proposed permissible services and appropriate compensation thereof; reviewing and approving all related party transactions; establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviewing the financial statements to be included in the Company’s Annual Report on Form 10-K; discussing with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statement reviews; and resolving any disagreements between the independent auditors and management. The Audit Committee also has the specific responsibilities and authority necessary to comply with the listing standards of the Nasdaq Stock Market applicable to audit committees.

The Audit Committee was established in January 2000 in connection with our initial public offering. During 2004, the Audit Committee was composed of three independent directors, Drs. Fisherman, Formela and Willsey, except that Mr. Wyszomierski replaced Dr. Formela in February 2004. Effective January 1, 2005, the membership of the Audit Committee was changed to consist of Drs. Cohen and Willsey and Mr. Wyszomierski (chairman). The Board of Directors has determined that all members of the Audit Committee are independent (as independence is currently defined by the rules of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Exchange Act). The Board of Directors has also determined that Mr. Wyszomierski is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met four times and acted by written consent four times during the year ended December 31, 2004. See “Report of the Audit Committee” below. The Audit Committee has adopted a written charter, which was filed as Appendix A to the Company’s 2004 proxy statement.

The purpose of the Nominating and Corporate Governance Committee is to oversee all aspects of the Company’s corporate governance functions on behalf of the Board of Directors; make recommendations to the Board of Directors regarding corporate governance issues; identify, review and evaluate candidates to serve as directors of the Company; serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; recommend such candidates to the Board of Directors and make such other recommendations to the Board of Directors regarding affairs relating to the directors of the Company, including director compensation; and develop a set of corporate governance principles for the Company. During 2004, the Nominating and Corporate Governance Committee was composed of two independent directors, Drs. Marchesi and Cohen. Effective January 1, 2005, the Committee’s membership was changed to consist of Drs. Garber and Marchesi. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined by the listing standards of the Nasdaq Stock Market). The Nominating and Corporate Governance Committee was established in December 2003 and held three meetings in 2004. The Committee has adopted a written charter, which was filed as Appendix B to the Company’s 2004 proxy statement. The charter is not posted on our website. Because Exelixis is an emerging biopharmaceutical company with rapidly evolving and expanding research and clinical programs, the Board of Directors does not believe that it is appropriate to adopt, and the Nominating and Corporate Governance Committee has not adopted, a formal policy with respect to a fixed set of minimum qualifications for its candidates for membership on the Board of Directors. Instead, in considering candidates for directorship, the Nominating and Corporate Governance Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the existence of any relationship that would interfere with the exercise of the candidate’s independent judgment, and the candidate’s demonstrated character and judgment. Candidates for directorship will be reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders. The Nominating and Corporate Governance Committee generally will evaluate and consider all candidates recommended by the directors, officers and security holders. The Nominating and Corporate Governance Committee intends to consider security holder recommendations for directors using the same criteria as potential nominees recommended by the members of the Nominating and Corporate Governance Committee or others. The Company has engaged an executive search firm to assist the Committee in identifying and recruiting potential candidates for membership on the Board of Directors.

The Nominating and Corporate Governance Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the 2005 Annual Meeting. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the

Nominating and Corporate Governance Committee within the timeframe specified in the Bylaws of the Company that is applicable to matters to be brought before an Annual Meeting of Stockholders. Such communications should be sent to the following address: 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511, Attn: Nominating and Corporate Governance Committee of the Board of Directors. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected.

The Compensation Committee of the Board of Directors was established in January 2000 and oversees the Company’s compensation policies, plans and programs, reviews and determines the compensation to be paid to the Company’s officers and directors, and prepares and reviews the Compensation Committee’s report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of our officers, establishes and reviews general policies relating to compensation and benefits of our employees, including executive officers, and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee has adopted a written charter. The Compensation Committee is currently composed of three directors: Drs. Cohen, Marchesi and Formela. The Compensation Committee met five times and acted by written consent two times during the year ended December 31, 2004. All members of the Compensation Committee are independent (as independence is currently defined by the rules of the Nasdaq Stock Market).

During the year ended December 31, 2004, all of our directors attended at least 75% of the total meetings of the Board of Directors and of the committees on which they served during the period for which they were a director or committee member, respectively, except Dr. McCormick who attended 73% of the meetings of the Board. Dr. McCormick was not a member of any of the Board’s committees.

The Board of Directors does not have a formal policy with respect to the attendance of members of the Board of Directors at the Annual Meetings of Stockholders of the Company. Dr. Scangos attended the 2004 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

The Board of Directors believes that the Company has in place adequate current methods for receiving communications from its security holders. Accordingly, the Board of Directors has not established a formal process for security holders to send communications to the Board of Directors. However, the Nominating and Corporate Governance Committee of the Board of Directors will consider, from time to time, whether adoption of a formal process for stockholder communications with the Board of Directors has become necessary or appropriate. Security holders may send communications to the Board of Directors by mail at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511, by facsimile at (650) 837-8300 or by e-mail at info@exelixis.com, each of the foregoing sent “Attn: Board of Directors.”

Report of the Audit Committee1

The Audit Committee of the Board of Directors of Exelixis serves as the representative of the Board of Directors for (a) general oversight of the financial reporting process of the Company, (b) monitoring the integrity of the Company’s financial statements and systems of internal accounting and financial controls, (c) compliance with legal and regulatory requirements related to the preparation and external audit of the Company’s financial statements, and (d) selection, evaluation and retention of the Company’s independent auditors. Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee maintains a written charter that outlines its responsibilities. Exelixis management has primary responsibility for preparing the Company’s consolidated financial statements, ensuring the integrity of such data and establishing the financial reporting process. Ernst & Young LLP, the Company’s independent auditors, are responsible for performing an audit of the Company’s consolidated financial statements, reviewing the Company’s unaudited interim financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the Unites States. The Audit Committee’s responsibility is to oversee and review this process. Based on this background, the Audit Committee reports as follows:

1. We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004 with management and the independent auditors. We have also discussed with management the process used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (“SEC”).

2. We have discussed with the independent auditors the matters required to be discussed under generally accepted auditing standards in the United States, including those matters set forth in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees” (Codification of Statements on Auditing Standards, AU Section 380).

3. We have received and reviewed the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and have discussed with the independent auditors their independence from the Company. We have also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence. We have concluded that the independent auditors are independent from the Company and its management.

4. Based on review and discussion of the matters set forth in paragraphs (1) through (3) above, we have recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

We have also selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and have presented our selection to the Board of Directors to present to the stockholders for ratification.

The undersigned members of the Audit Committee have submitted this Audit Committee Report as of this 17th day of March 2005.

Charles Cohen2

Lance Willsey

Jack Wyszomierski3

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

[2]	As a result of Dr. Fisherman’s resignation from the Board of Directors, Dr. Cohen was elected to replace Dr. Fisherman as a member of the Audit Committee effective January 1, 2005.

[3]	As a result of Dr. Formela’s resignation from the Audit Committee, Mr. Wyszomierski was elected to replace Dr. Formela effective February 24, 2004.

Proposal 2

Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements for each of the four years in the period ended December 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditors’ Fees

The aggregate fees billed by Ernst & Young LLP for the last two fiscal years for the services described below are as follows:

	Year Ended December 31,
	2004	2003
Audit fees	$672,000	$274,940
Audit-related fees	43,000	4,000
Tax fees	—	3,800
All other fees	2,000	—

	$717,000	$282,740

(1) “Audit fees” include fees for services necessary to perform the audit of our financial statements for fiscal years 2004 and 2003, statutory audits, attest services and consents and assistance with, and review of, documents filed with the SEC. The increase in audit fees from 2003 to 2004 is primarily related to attestation services performed by Ernst & Young LLP in connection with Section 404 of the Sarbanes-Oxley Act of 2002.

(2) “Audit-related fees” include audit-related consultation and consultation concerning financial accounting and reporting standards.

(3) “Tax fees” include fees for tax compliance, tax and planning and tax advice.

(4) “All other fees” include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit fees, Audit-related fees and Tax fees.

The Audit Committee did not pre-approve any fees associated with financial systems consulting and accordingly, no such fees were incurred by the Company.

Pre-Approval of Services

During 2004, the Audit Committee of the Board of Directors approved the audit and non-audit services to be performed by our independent auditors, Ernst & Young LLP. Non-audit services are defined as services other than those provided in connection with an audit or a review of the financial statements of the Company. The Audit Committee by policy pre-approves all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors. The committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee has approved all audit fees, audit-related fees, tax fees and other fees in 2004 and 2003. There are no de minimis exceptions for Exelixis.

The Board of Directors Recommends a Vote in Favor of Proposal 2.

Proposal 3

Approval of an Amendment to the Company’s 2000 Employee Stock Purchase Plan

to Increase the Authorized Number of Shares by 1,850,000 Shares

The Board of Directors has approved an amendment to the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 1,850,000 shares, from 1,800,000 shares to 3,650,000 shares (the “ESPP Amendment”), subject to stockholder approval. The ESPP Amendment is being proposed in order to avoid depletion of the shares reserved for issuance under the ESPP and to provide ample opportunity for future grants to eligible employees under the ESPP. No other amendments to the ESPP are proposed. As of March 4, 2005, 1,402,904 shares have been purchased under the ESPP and 397,096 shares remain available for purchases under the ESPP without taking into account the proposed ESPP Amendment. In 2004, 312,552 shares were purchased under the ESPP. As of December 31, 2004, the Company had 489 U.S. employees, including officers, that were eligible to participate in the ESPP.

The ESPP was adopted by the Board of Directors in January 2000 and was approved by the Company’s stockholders in March 2000. The proposed ESPP Amendment is intended to ensure that the Company’s compensation is competitive and that the Company is able to continue to provide sufficient equity incentives to attract and retain highly qualified and experienced employees and officers. The Board of Directors believes that approval of the ESPP Amendment is in the best interests of the Company and its stockholders because the availability of an adequate reserve of shares under the ESPP is an important factor in attracting, motivating and retaining qualified officers and employees essential to the Company’s success and in aligning their long-term interests with those of the stockholders. If approved, the ESPP Amendment would represent the first time the number of shares issuable under the ESPP has increased since it was first established in 2000.

The Board of Directors Recommends a Vote in Favor of Proposal 3.

2000 Employee Stock Purchase Plan

The following is a summary of the ESPP and is qualified in its entirety by reference to the ESPP, as amended by the Board of Directors on January 28, 2005, a copy of which is attached hereto as Appendix A.

Administration. The Company’s Board of Directors administers the ESPP unless it delegates administration to a committee. The Board has delegated the administration of the ESPP to the Company’s Compensation Committee. Nevertheless, the Board has the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP. The Board (or the Compensation Committee) has the authority to construe, interpret and amend the ESPP as well as to determine the terms of rights granted under the ESPP.

Share Reserve—Proposed Amendment. The ESPP initially authorized the issuance of 300,000 shares of the Company’s common stock pursuant to purchase rights granted to eligible employees. The number of shares of common stock initially reserved for issuance is automatically increased on the last day of each of the Company’s fiscal years for ten years, starting in 2000, by a number of shares equal to the greater of:

•	0.75% of the Company’s outstanding shares on a fully-diluted basis; or

•	that number of shares subject to stock awards granted under the ESPP during the prior 12-month period.

The automatic increase is subject to reduction by the Board of Directors. Under the original terms of the ESPP, the number of shares under the ESPP attributable to the automatic increases may not exceed in the aggregate 1,500,000 shares. Under the proposed ESPP Amendment, the number of shares under the ESPP attributable to the automatic increases may not exceed in the aggregate 3,350,000 shares.

Eligibility. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”). The ESPP provides a means by which eligible employees may purchase the Company’s common stock through payroll deductions. Generally, all of the

Company’s full-time employees may participate in offerings under the ESPP. However, no employee may participate in the ESPP if immediately after the Company grants the employee a purchase right, such employee would have voting power over 5% or more of the Company’s outstanding capital stock. In addition, part-time or seasonal employees who are customarily employed for twenty hours or less per week or five months or less per calendar year are not eligible to participate in the ESPP.

Offerings. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. The Board of Directors has the authority to set the terms of an offering. It may specify offerings of up to 27 months and may specify shorter purchase periods within each offering. Each offering may have one or more purchase dates on which shares of common stock will be purchased for employees participating in the offering. Currently under the ESPP, consecutive six-month offerings commence on each May 1 and November 1, with purchase dates on October 31 and April 30, respectively. An offering may be terminated under certain circumstances, including adverse changes in accounting rules. Common stock is purchased for accounts of participating employees at a price per share equal to the lower of:

•	85% of the fair market value of a share on the first day of the offering; or

•	85% of the fair market value of a share on the purchase date.

The fair market value is the closing sales price (rounded up where necessary to the nearest whole cent) for the Company’s shares (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market on the last trading day prior to the relevant determination date, as reported in The Wall Street Journal.

The Board of Directors has determined that participating employees may authorize payroll deductions of up to 15% of their compensation for the purchase of stock under the ESPP. Employees may end their participation in an offering at any time up to ten days before a purchase date. Their participation ends automatically on termination of their employment.

Other Limitations. A participant’s right to purchase the Company’s stock under the ESPP, plus any other ESPPs that may be established by the Company or its affiliates, is limited. An employee may not accrue the right to purchase stock at a rate of more than $25,000 of the fair market value of the Company’s stock for each calendar year in which the purchase right is outstanding. We determine the fair market value of the Company’s stock, for the purpose of this limitation, as of the first day of an offering.

Changes to Capital Structure. In the event that there is a specified type of change in the Company’s capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares reserved under the ESPP, and (ii) the number of shares and purchase limits of all outstanding purchase rights.

Corporate Transactions. In the event of certain significant corporate transactions, as described in the ESPP, the surviving or acquiring corporation will either assume or substitute outstanding purchase rights. If the surviving or acquiring corporation refuses to assume or substitute such purchase rights, then, as determined by the Board of Directors in its discretion, such rights may continue in full force and effect or the participants’ accumulated contributions may be used to purchase shares of the Company’s common stock immediately prior to such corporate transaction, and such purchase rights will terminate immediately thereafter.

Duration, Amendment and Termination. The Board of Directors may suspend or terminate the ESPP at any time. Unless terminated earlier, the ESPP will terminate when all shares of common stock reserved for issuance under the ESPP, as increased and/or adjusted from time to time, have been issued. The Board of Directors may amend the ESPP at any time. However, except as to adjustments upon changes in securities or as to minor amendments to benefit the administration of the ESPP, to take into account of legislation or to obtain or maintain favorable tax treatment, exchange control or regulatory treatment for participants, the Company or any of its affiliates, no amendment will be effective unless approved by the Company’s stockholders to the extent such stockholder approval is necessary for the ESPP to satisfy Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements. Rights granted before amendment or termination of the ESPP will not be impaired by such amendment or termination, except (i) as expressly provided in the ESPP, (ii) with the consent of the participant or (iii) as necessary to comply with any laws or governmental regulations, including Section 423 of the Code.

Federal Income Tax Information. Rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares. If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) 15% of the fair market value of the stock as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESPP. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Equity Compensation Plan Information

The information contained under the caption “Equity Compensation Plan Information” in the Company’s Annual Report on Form 10-K, as amended, filed with SEC on March 15, 2005 is hereby incorporated by reference.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of December 31, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address of each of the individuals named below is: c/o Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
George A. Scangos, Ph.D. (2)	2,890,500	3.9

Frank L. Karbe (3)	226,387	*

Jeffrey R. Latts, M.D. (4)	380,000	*

Michael M. Morrissey, Ph.D. (5)	347,500	*

Gregory Plowman, M.D., Ph.D. (6)	233,624	*

Stelios Papadopoulos, Ph.D. (7)	807,277	1.1

Charles Cohen, Ph.D. (8)	1,123,304	1.5

Jean-Francois Formela, M.D. (9)	931,019	1.2

Alan M. Garber, Ph.D. (10)	0	*

Vincent T. Marchesi, M.D., Ph.D. (11)	61,000	*

Frank McCormick, Ph.D. (12)	35,000	*

George Poste, D.V.M., Ph.D. (13)	25,000	*

Lance Willsey, M.D. (14)	92,500	*

Jack Wyszomierski (15)	35,000	*

5% Stockholders

Wellington Management Company LLP (16) 75 State Street Boston, MA 02109	9,750,033	13.0

T. Rowe Price Associates (17) 100 E Pratt Street Baltimore, MD 21202	7,294,580	9.7

Entities Associated with Barclays Global Investors, NA (18) 45 Fremont Street San Francisco, CA 94105	4,196,425	5.6

Entities Associated with Samuel D. Isaly (19) 767 Third Avenue, 30th Floor New York, New York 10017	3,988,300	5.3

All directors and executive officers as a group (14 persons) (20)	7,188,111	9.6

*	Less than one percent.

1.	This table is based upon information supplied by officers and directors and upon information gathered by the Company about principal stockholders known to the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 74,995,484 shares outstanding on December 31, 2004.

2.	Includes 90,909 shares held by Dr. Scangos, Trustee of The Leslie S. Wilson Grantor Annuity Trust, 4,875 shares held by Dr. Scangos and Leslie S. Wilson, as Trustees of The Jennifer Wilson Scangos Trust and 4,875 shares held by Dr. Scangos and Leslie S. Wilson, as Trustees of The Katherine Wilson Scangos Trust. Includes 1,200,000 shares Dr. Scangos has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 406,251 of which would be subject to repurchase by Exelixis, if so exercised.

3.	Includes 225,000 shares Mr. Karbe has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 168,750 of which would be subject to repurchase by Exelixis, if so exercised.

4.	Represents shares Dr. Latts has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 153,439 of which would be subject to repurchase by Exelixis, if so exercised.

5.	Includes 42,500 shares held Dr. Morrissey and Meghan D. Morrissey, Trustees of the Morrissey Family Living Trust, dated July 21, 1994 as amended. Also includes 305,000 shares Dr. Morrissey has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 157,397 of which would be subject to repurchase by Exelixis, if so exercised.

6.	Includes 225,624 shares Dr. Plowman has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, none of which would be subject to repurchase by Exelixis, if so exercised.

7.	Includes 10,000 shares held by Fondation Santé, of which Dr. Papadopoulos is a co-trustee. Also includes 155,000 shares Dr. Papadopoulos has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 101,667 of which would be subject to repurchase by Exelixis, if so exercised.

8.	Includes 600,608 shares held by Rovent II L.P., 150,301 shares held by Advent Performance Materials, L.P., 86,067 shares held by Adwest L.P., 34,494 shares held by Advent Partners L.P. and 1,834 shares held by Advent International Investors II, L.P. Advent International Corporation, the venture capital firm that is the manager of the funds affiliated with Advent International Group, exercises sole voting and investment power with respect to all shares held by these funds. Dr. Cohen is a Vice President of Advent International Corporation and disclaims beneficial ownership of these shares except for 195,000 shares that are directly owned by Dr. Cohen. Advent International Corporation is located at 75 State Street, Boston, MA 02109. Also includes 55,000 shares Dr. Cohen has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 1,667 of which would be subject to repurchase by Exelixis, if so exercised.

9.	Includes 574,776 shares held by Atlas Venture Fund II, L.P., 230,692 shares held by Atlas Venture Europe Fund B.V. and 54,051 shares held by Atlas Venture Germany B.V. Atlas Venture Fund II, L.P., Atlas Venture Europe Fund B.V. and Atlas Venture Germany B.V. are part of Atlas Venture, a group of funds under common control. Dr. Formela is a general partner of Atlas Venture. No general partner of Atlas Venture is deemed to have voting and investment power with respect to such shares, and Dr. Formela disclaims beneficial ownership of these shares. Atlas Venture is located at 222 Berkeley Street, Suite 1950, Boston, MA 02116. Also includes 55,000 shares Dr. Formela has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 1,667 of which would be subject to repurchase by Exelixis, if so exercised.

10.	Dr. Garber became a board member effective January 1, 2005.

11.	Includes 45,000 shares Dr. Marchesi has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 3,230 of which would be subject to repurchase by Exelixis, if so exercised.

12.	Represents 35,000 shares Dr. McCormick has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 16,772 of which would be subject to repurchase by Exelixis, if so exercised.

13.	Represents 25,000 shares Dr. Poste has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 25,000 of which would be subject to repurchase by Exelixis, if so exercised.

14.	Includes 55,000 shares Dr. Willsey has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 1,667 of which would be subject to repurchase by Exelixis, if so exercised.

15.	Represents 35,000 shares Mr. Wyszomierski has the right to acquire pursuant to options exercisable within 60 days of December 31, 2004, 20,417 of which would be subject to repurchase by Exelixis, if so exercised.

16.	The securities are owned of record by clients of Wellington Management Company LLP (“WMC”). Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. WMC, in its capacity as investment adviser, may be deemed to beneficially own the shares held of record by clients of WMC.

17.	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

18.	Represents 2,412,960 shares held by Barclays Global Investors, NA and 1,783,465 shares held by Barclays Global Fund Advisors (collectively “Barclays Global”). The shares reported are held by Barclays Global in trust accounts for the economic benefit of the beneficiaries of those accounts.

19.	Represents 3,333,000 shares held by OrbiMed Advisors LLC and 655,300 shares held by OrbiMed Capital LLC. ObiMed Advisors LLC and OrbiMed Capital LLC hold shares on behalf of UBS Juniper Crossover Fund LLC (200,000 shares), Eaton Vance Worldwide Health Sciences (3,100,000 shares), Eaton Vance Emerald Worldwide Health Sciences (221,000 shares), Eaton Vance Variable Trust (33,000 shares), and Finsbury Worldwide Pharmaceutical Trust (434,300 shares). OrbiMed Advisors LLC and OrbiMed Capital LLC are investment advisers. Samuel D. Isaly is a control person of OrbiMed Advisors LLC and OrbiMed Capital LLC.

20.	Total number of shares includes 1,885,982 shares of Exelixis common stock held by entities affiliated with directors and executive officers, 2,795,624 shares issuable upon exercise of options exercisable within 60 days of December 31, 2004, 1,057,924 of which would be subject to repurchase by Exelixis, if so exercised. See footnotes 2 through 15 above.

Executive Compensation

The following chart sets forth certain information regarding the executive officers of the Company:

Name	Age	Position
George A. Scangos, Ph.D. (1)	56	President, Chief Executive Officer and Director

Frank L. Karbe	36	Senior Vice President, Chief Financial Officer

Jeffrey R. Latts, M.D.	57	Senior Vice President and Chief Medical Officer

Michael M. Morrissey, Ph.D.	44	Senior Vice President, Discovery

Pamela A. Simonton, J.D., LL.M.	55	Senior Vice President, Patents and Licensing

Christoph A. Pereira	32	Vice President, Legal Affairs and Secretary

Lupe M. Rivera	38	Vice President, Human Resources

(1)	Please see “Proposal 1—Election of Class III Directors” in this Proxy Statement for information about this executive officer and director.

Frank L. Karbe, has served as Senior Vice President, Chief Financial Officer since February 2004. From 1997 to January 2004, Mr. Karbe worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group focusing on corporate finance and mergers & acquisitions in the biotechnology industry. Prior to Goldman Sachs, Mr. Karbe held various positions in the finance department of The Royal Dutch/Shell Group in Europe. Mr. Karbe holds a Diplom Kaufmann from the WHU—Otto Beisheim Graduate School of Management, Koblenz, Germany (equivalent to a U.S. Masters of Business Administration).

Jeffrey R. Latts, M.D., has served as Senior Vice President and Chief Medical Officer since July 2001. From 1995 to June 2001, Dr. Latts served as Vice President of Clinical Research and Development and Corporate Chief Medical Officer at Berlex Laboratories, a pharmaceutical healthcare company. At Berlex, Dr. Latts was responsible for U.S. clinical development operations. Prior to Berlex, Dr. Latts served as Vice President of Clinical Research at Wyeth Ayerst, a pharmaceutical company. He began his career in the pharmaceutical industry with the Parke-Davis Pharmaceutical Division of Warner Lambert. In over 20 years in the industry, Dr. Latts has been involved in numerous IND submissions and has successfully initiated early to late stage clinical trials for multiple disease areas, including cancer, immunology, central nervous system and metabolic diseases. He holds an M.D. from the University of Minnesota.

Michael M. Morrissey, Ph.D., has served as Senior Vice President, Discovery since January 2003. Previously, he served as Vice President of Discovery Research from February 2000 through December 2002. From 1991 to 2000, Dr. Morrissey held several positions at Berlex Biosciences, last holding the position of Vice President, Discovery Research, where he was responsible for all aspects of drug discovery. During this time, Dr. Morrissey led the effort to expand and modernize the drug discovery capabilities at Berlex through the application of high-throughput screening, combinatorial and medicinal chemistry and structural biology. From 1986 to 1991, he served as a Senior Scientist and Project Team Leader in Medicinal Chemistry at CIBA-Geigy Corporation, a pharmaceutical company. Over the past nineteen years, Dr. Morrissey has led discovery efforts that identified 13 clinical candidates, including four that have advanced to Phase 2 clinical trials for a variety of cardiovascular and inflammatory indications. He is the author of numerous scientific publications in medicinal chemistry and drug discovery and an inventor on 62 issued U.S. patents and 18 additional published U.S. patent applications. Dr. Morrissey holds a B.S. (Honors) in Chemistry from the University of Wisconsin and a Ph.D. in Chemistry from Harvard University.

Pamela A. Simonton, has served as Senior Vice President, Patents and Licensing since January 2004. Previously, she served as Vice President of Corporate Technology Development from April 2000 through

December 2003. From July 1996 to April 2000, Ms. Simonton served as Vice President, Licensing and Acquisitions for Bayer Corporation’s Pharmaceutical Division. From September 1994 to July 1996, Ms. Simonton served as Vice President of Patents and Licensing for Bayer’s Pharmaceutical Division, North America. Ms. Simonton holds a B.S. in Chemistry from Barry College, an M.S. in Physics from the University of Miami, a J.D. from Nova University and an LL.M. in Patent and Trade Regulation from George Washington University.

Christoph A. Pereira, has served as Vice President, Legal Affairs and Secretary since June 2004. From 1998 to June 2004, Mr. Pereira worked for the law firm of Sullivan & Cromwell LLP where he practiced securities law focusing on corporate finance and mergers & acquisitions. Mr. Pereira holds an LL.M. from the University of Chicago Law School and a Mag. Jur. (equivalent to a U.S. J.D.) from the University of Vienna Law School, Austria.

Lupe M. Rivera, has served as Vice President, Human Resources since July 2004. Previously she served in Human Resources Director capacities at Exelixis from January 2002 through June 2004. She joined Exelixis in 2002 from AT&T’s Digital Subscriber Line (DSL) unit where she held the position of District Manager, Human Resources. Prior to joining AT&T, she was Director, Human Resources for NorthPoint Communications, a communication service provider, and, prior to that, she held various positions with Deltanet, an information technology company. Ms. Rivera also spent 12 years in banking with Valley National Bank of Arizona and Bank One, Arizona. Ms. Rivera holds a Master of Human Resources & Organization Development from University of San Francisco and is Certified Compensation Professional (CCP) from World at Work (formerly known as the American Compensation Association).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors and Executive Officers

Compensation of Directors

Each of our non-employee directors received in 2004 an annual stipend of $20,000 ($25,000 for our Chairman). In addition, each committee member receives an annual stipend of $2,500 for each committee he serves on. Each of our directors receives a per board meeting fee of $2,500. They receive $500 for each committee meeting attended by committee members and $500 for participation in monthly Board of Director and committee conference calls. In the year ended December 31, 2004, the total cash compensation paid to non-employee directors was $306,069. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Directors meetings in accordance with Company policy. In the year ending December 31, 2004 total reimbursement was $21,434.

In January 2000, we adopted the 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) to provide for the automatic grant of options to purchase shares of common stock to our directors who are not employees of Exelixis or of any affiliate of Exelixis. Such options are granted automatically, without further action by the Company, the Board of Directors or the stockholders of the Company. Under the terms of the Directors’ Plan, all non-employee directors shall receive a one-time initial option to purchase 25,000 shares of common stock. In addition, all non-employee directors shall receive an annual option to purchase 10,000 shares of common stock at the Annual Meeting of Stockholders. Options granted under the Directors’ Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the Directors’ Plan is equal to 100% of the fair market value of a share of common stock on the grant date. Under the terms of the Directors’ Plan, the initial options to purchase 25,000 shares are immediately exercisable but will vest at the rate of 25% of the shares on the first anniversary of the grant date and monthly thereafter over the next three years. The annual grants to purchase 10,000 shares are exercisable immediately but will vest monthly over a one-year period. As long as the optionholder continues to serve with us or with an affiliate of ours, the option will continue to vest and be exercisable during its term. When the optionholder’s service terminates, we will have the right to repurchase any unvested shares at the original exercise price, without interest. All options granted under the Directors’ Plan have a term of ten years and are set to terminate three months after a non-employee director’s service terminates. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, any surviving entity will either assume or replace all outstanding options under the Directors’ Plan. Otherwise, the vesting of the options will accelerate.

During the last year, we granted options covering 10,000 shares to each non-employee director of the Company, except to Drs. Garber and Poste, at an exercise price per share of $8.88, which equaled the fair market value of our common stock at the date of grant (based on the closing sale price reported on the Nasdaq National Market on the last trading day prior to the day of grant). We granted options covering 25,000 shares to Dr. Poste upon joining the Board of Directors in July 2004 at an exercise price per share of $7.96, which equaled the fair market value of our common stock at the date of grant. In addition, we granted options covering 25,000 shares to Dr. Garber upon joining the Board of Directors in January 2005 at an exercise price per share of $9.50, which equaled the fair market value of our common stock at the date of grant. As of March 4, 2005, no options had been exercised under the Directors’ Plan.

In November of 2004, we granted options covering 100,000 shares to Dr. Papadopoulos under the Company’s 2000 Equity Incentive Plan in recognition of his past and continuing substantial contributions to the Company. The options have an exercise price per share of $8.86, which equaled the fair market value of our common stock at the date of grant (based on the closing sales price reported on the Nasdaq National Market on the last trading day prior to the day of grant). The options vest at a rate of 1/4th at the end of the first twelve-month period after the grant date and 1/48th at the end of each following month, so long as Dr. Papadopoulos continues to serve as a director.

Compensation of executive officers

The following table shows for each of the three years ended December 31, 2004, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”):

Summary of Compensation Table

								Long-Term Compensation Awards (1)
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation			Securities Underlying Options		All Other Compensation (2)
George A. Scangos, Ph.D. President and Chief Executive Officer	2004 2003 2002	$621,000 600,000 525,000	$372,600 180,000 315,000		$	— — —		350,000 600,000 —		$6,500 6,000 4,000

Frank L. Karbe (3) Senior Vice President and Chief Financial Officer	2004 2003 2002	270,000 — —	209,615 — —	(4)		— — —		310,000 — —	(5)	— — —

Jeffrey R. Latts, M.D. Chief Medical Officer and Senior Vice President, Development	2004 2003 2002	340,213 325,500 310,000	119,074 113,925 93,000			62,500 — —	(6)	100,000 225,000 —		5,720 5,186 1,333

Michael M. Morrissey, Ph.D. Senior Vice President, Discovery	2004 2003 2002	323,200 290,000 270,000	116,620 101,500 67,500			— — —		100,000 235,000 —		6,500 5,594 3,850

Gregory D. Plowman, M.D., Ph.D. (7) Senior Vice President and Chief Science Officer	2004 2003 2002	280,901 265,000 245,000	98,315 79,500 61,250			75,000 — —	(8)	75,000 185,000 —		5,225 4,810 —

(1)	We offer no other form of long-term compensation.
(2)	Represents 401(k) matching contributions for 2004, 2003 and 2002.
(3)	Mr. Karbe joined the Company on February 2, 2004.
(4)	Includes $89,615 sign-on bonus.
(5)	Includes 225,000 shares awarded upon joining the Company.
(6)	Represents the forgiveness of $62,500 of a loan in principal amount of $125,000 for Dr. Latts in 2004.
(7)	Dr. Plowman resigned effective January 26, 2005.
(8)	Represents the forgiveness of $75,000 of a loan in principal amount of $75,000 for Dr. Plowman in 2004.

Stock Option Grants and Exercises

We grant options to our executive officers under our 2000 Equity Incentive Plan, which was approved by our stockholders on March 15, 2000. Prior to April 2000, we granted options to our executive officers under our 1997 Equity Incentive Plan and 1994 Employee, Director and Consultant Stock Plan. Under the 2000 Equity Incentive Plan, 1997 Equity Incentive Plan and 1994 Employee, Director and Consultant Stock Plan, options to purchase an aggregate of 24,438,624 shares of common stock were granted from the inception of these plans to December 31, 2004, of which options to purchase 11,533,855 shares of common stock were outstanding and 2,524,235 shares remained available for grant under the 2000 Equity Incentive Plan as of December 31, 2004.

Our 1997 Equity Incentive Plan was terminated for purposes of new option grants in April 2000. Our 1994 Employee, Director and Consultant Stock Plan was terminated for purposes of new option grants in September 1997. Each of the plans remains in effect as to outstanding options granted under that plan.

The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by and held at year-end by the named executive officers.

The exercise price of each option granted in 2004 was equal to the fair market value of common stock on the date of grant. The exercise price may be paid in cash or shares of common stock valued at fair market value on the exercise date.

The potential realizable value of the Company’s options is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent the Company’s prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•	multiplying the number of shares of common stock subject to a given option by the grant day exercise price;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

•	subtracting from that result the aggregate option exercise price.

Percentages shown under “Percent of Total Options Granted to Employees in 2004” are based on an aggregate of 3,238,907 options granted to employees under the Company’s stock option plans during 2004.

Stock Option Grants in Year Ended December 31, 2004

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004	Exercise Price per Share	Expiration Date
					5%	10%
George A. Scangos, Ph.D.	350,000	10.8%	$8.92	12/12/2014	$1,963,409	$4,975,663

Frank L. Karbe	200,000 25,000 85,000	6.2 0.8 2.6	8.00 8.18 8.92	2/14/2014 2/23/2014 12/12/2014	1,006,231 128,608 476,827	2,549,987 325,920 1,208,375

Jeffrey R. Latts, M.D.	100,000	3.1	8.92	12/12/2014	560,974	1,421,618

Michael M. Morrissey, Ph.D.	100,000	3.1	8.92	12/12/2014	560,974	1,421,618

Gregory D. Plowman, M.D., Ph.D.	75,000	2.3	8.92	12/12/2014	420,730	1,066,213

(1)	The options generally vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date.

The following table sets forth the number and value of securities underlying unexercised options that were held by each of the named executive officers as of December 31, 2004.

Amounts shown under the column “Value of Unexercised In-the-Money Options at December 31, 2004” are based on the December 31, 2004 closing price of $9.50 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Aggregated Stock Options at December 31, 2004

Name	Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options at December 31, 2004(1)		Value of Unexercised In-the-Money Options at December 31, 2004(1)
			Exercisable/ Vested	Exercisable /Unvested	Exercisable /Vested	Exercisable/ Unvested
George A. Scangos, Ph.D.	—	$—	748,957	451,043	$752,081	$1,137,918
Frank L. Karbe	—	—	—	225,000	—	333,000
Jeffrey R. Latts, M.D.	—	—	210,728	169,272	257,071	463,678
Michael M. Morrissey, Ph.D.	—	—	135,312	169,688	249,848	511,901
Gregory D. Plowman, M.D., Ph.D.	—	—	221,979	138,021	207,973	386,276

(1)	All options granted prior to December 9, 2004 are exercisable upon grant, but the underlying shares are subject to a right of repurchase by Exelixis until vested. All options granted on or after December 9, 2004 are exercisable upon vesting.

(2)	Based on the fair market value of the common stock on the date of exercise. No options were exercised by the named executive officers in 2004.

Employment, Severance and Change of Control Agreements

At the time of commencement of employment, Exelixis employees generally sign offer letters specifying basic terms and conditions of employment. In general, Exelixis employees are not subject to written employment agreements. Each officer and employee has entered into a standard form agreement with respect to confidential information and invention assignment that provides that the employee will not disclose to any third party any confidential information of Exelixis received during the course of employment and that, with some exceptions, the employee will assign to Exelixis any and all inventions and all other intellectual property rights conceived or developed during the course of employment.

In November 2003, we entered into an agreement with Frank Karbe in connection with his appointment as Senior Vice President and Chief Financial Officer. The agreement provides that in the event that Mr. Karbe’s employment is terminated without cause, he may receive six months base salary and benefits. The agreement also provides that upon a sale of the Company or sale of greater than 50% of the assets or equity securities of the Company, Mr. Karbe’s unvested stock options will be subject to automatic accelerated vesting.

In June 2001, we entered into an agreement with Jeffrey Latts in connection with his appointment as Senior Vice President and Chief Medical Officer. The agreement provides that in the event that Dr. Latts’ employment is terminated without cause, he may receive six months base salary and benefits.

In September 2000, we entered into an agreement with Gregory Plowman in connection with his appointment as Vice President of Pharmaceutical Research. The agreement provides that in the event that Dr. Plowman’s employment is terminated without cause, he may receive six months base salary and benefits. In July

2004, we entered into an amendment to Dr. Plowman’s employment agreement pursuant to which Dr. Plowman is entitled to 18 months base salary and any unpaid bonus in the event that Dr. Plowman is terminated without cause within a twelve-month period beginning on July 6, 2004.

In February 2000, we entered into an agreement with Michael Morrissey in connection with his appointment as Vice President of Discovery Research. The agreement provides that in the event that Dr. Morrissey’s employment is terminated without cause, he may receive six months base salary and benefits.

In September 1996, we entered into an agreement with George Scangos in connection with his appointment as President and Chief Executive Officer of Exelixis. The agreement provides that Dr. Scangos’ term of employment will be renewed automatically each year unless either party provides written notice of its intention not to renew. In the event that Dr. Scangos’ employment is terminated without cause, he may receive up to six months base salary and bonus, together with all benefits. The agreement also provides that in the event of a merger or sale of more than 50% of Exelixis’ assets, certain of Dr. Scangos’ unvested stock options shall automatically accelerate and vest in full.

Report of the Compensation Committee of the

Board of Directors on Executive Compensation4

The Compensation Committee of the Board of Directors was formed in January 2000. The Compensation Committee is responsible for the administration of the Company’s executive compensation programs. These programs include base salary and annual bonuses for officers as well as long-term incentive compensation programs. The Company’s compensation programs are designed to provide a competitive level of total compensation and include significant incentive and equity ownership opportunities directly linked to the Company’s performance and stockholder return.

The Compensation Committee is currently composed of three independent directors: Drs. Cohen, Marchesi and Formela.

Compensation Philosophy. The Company’s overall executive compensation philosophy is based on the following principles:

(a)	to provide competitive levels of total compensation that will enable the Company to attract and retain the best possible executive talent;

(b)	to motivate executives to achieve superior results for the Company;

(c)	to align the financial interests of executives and stockholders through equity-based plans; and

(d)	to provide a compensation program that recognizes individual contributions as well as overall business results.

Compensation Program. The Compensation Committee is responsible to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs, to review and determine the compensation of all officers and directors of the Company, and establish and review general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is also responsible for the administration of the 2000 Equity Incentive Plan (the “2000 Option Plan”) and the Company’s other benefit plans. There are three major components to the Company’s executive compensation: base salary, potential annual cash bonus and potential long-term compensation in the form of stock options. The Compensation Committee considers the total current and potential compensation of each executive officer in establishing each element of compensation.

1.	Base Salary. In setting compensation levels for executive officers, initial salaries are based on negotiations between the particular executive officer and the Chief Executive Officer, as approved by the Compensation Committee. Since 1999, the annual reviews of executive officers have occurred in the fourth quarter of the year. The Compensation Committee reviews competitive information relating to compensation levels for comparable positions at medical product and biotechnology companies as well as the compensation levels of other executive officers in the Company. The Compensation Committee also compares compensation levels for the Company’s executive officers against compensation levels for comparable positions at a group of peer companies. The Compensation Committee relies on general industry survey information and proxy data for these companies. Decisions are made using multiple benchmark surveys that are widely used in the industry. In addition, the Compensation Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on performance of the Company, assessment of individual performance,

[4]	The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

salary relative to internal and external equity and the significance of the position relative to the success of the Company.

2.	Annual Cash Bonus. The Compensation Committee annually reviews each executive officer’s bonus by executive officer position and the performance of the Company as well as the individual. Payment of cash bonuses is tied to the accomplishment of corporate milestones and to each individual officer’s year-end performance review. Bonuses are awarded as a percentage of base salary. The bonus percentage target is based on the seniority of the applicable position and is comprised of a Company component and a division/department component. At least 70% of the total bonus target for the Company’s executive officers is determined by the Company component. The bonus percentage targets are established annually by the Compensation Committee. In awarding bonuses, the Compensation Committee also reviews total cash compensation (base and bonus) awarded to officers holding comparable positions at the Company’s peer companies. The Compensation Committee generally targets total cash compensation at the upper third percentile of the peer company market.

3.	Long-Term Incentive Program. The Company’s 2000 Option Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company’s executive officers and other employees, both as a reward for past individual and corporate performance and as an incentive for future performance. In determining the size of option grants to officers, the Compensation Committee considers the number of options, including exercise prices, already owned by such officers. The Compensation Committee also reviews stock option grants to officers holding comparable positions at the Company’s peer companies. The Compensation Committee generally targets stock option awards at the upper third percentile of the peer company market. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company’s equity as well as encouraging executives to remain employed by the Company.

4.	Benefits. The Company provides benefits to the executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation for each executive officer, did not exceed 10% of total salary and bonus for that individual in the calendar year 2004.

Compensation for the Chief Executive Officer. In determining Dr. Scangos’ salary for 2004, the Compensation Committee reviewed and considered a number of factors, including his historical compensation levels, the number and nature of the transactions entered into by the Company, the achievement of key scientific and research goals as well as the compensation levels of other executives in peer companies, taking into account Dr. Scangos’ experience and knowledge. The Compensation Committee determined that the performance of the Company during the year had been favorable and that the performance of Dr. Scangos had been essential to this overall result. Among the factors considered by the Compensation Committee in reaching this conclusion were (i) the scientific accomplishments of the Company, including the development of several IND candidates with profiles consistent with the Company’s objectives, the successful completion of a Phase 1 trial for XL784, the initiation of a Phase 3 clinical trial for XL119 and the advancements of several compounds to development candidate status, (ii) the building of a management team that in the judgment of the Board was performing well individually and collectively, (iii) the realignment of the Company’s organization with near- to mid-term goals through cost-cutting initiatives and a restructuring, (iv) the rationalization and renegotiation of several of the Company’s strategic alliances, and (v) the broadening of the Company’s therapeutic areas through the acquisition of X-Ceptor Therapeutics, Inc. The Compensation Committee also noted that it believed these successes were being reflected in the stock price of the Company (which increased by 29% since the beginning of the year). In these key respects, the Committee concluded that the performance of the Company had improved from 2003 and that Dr. Scangos had been very effective in driving and/or enabling these accomplishments. As a result, the Compensation Committee concluded that it was appropriate to increase Dr. Scangos’ base salary from $621,000 to $675,000. In addition, for his performance in 2004, the Compensation Committee awarded Dr. Scangos a bonus of $372,600 and granted Dr. Scangos stock options to purchase an aggregate of 350,000 shares of common stock.

Section 162(m) of The Internal Revenue Code Limitations on Executive Compensation. In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company’s ability to deduct for United States federal income tax purposes, compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2004.

Conclusion. It is the opinion of the Compensation Committee that the aforementioned compensation policies and structures provide the necessary incentives to properly align the Company’s corporate economic performance and the interests of the Company’s stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Charles Cohen

Jean-Francois Formela

Vincent T. Marchesi

Compensation Committee Interlocks and Insider Participation

Drs. Cohen, Formela and Marchesi are the members of the Compensation Committee. None of the members of the Company’s Compensation Committee has at any time been an officer or employee of Exelixis, except that Dr. Formela served as our acting Chief Executive Officer from December 1995 to October 1996 and Dr. Cohen served as our acting Chief Scientific Officer from December 1995 to April 1997 and was named as an officer of one of our wholly owned subsidiaries from 2001 through 2004, for which he did not receive any compensation. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Performance Measurement Comparison

The following graph compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return of the Nasdaq National Market, U.S. Index (“Nasdaq”) and the Nasdaq Biotech Index (“Nasdaq-Biotech”) for the period beginning on April 11, 2000, the Company’s first day of trading after its initial public offering, and ending on December 31, 2004.

Comparison of Quarterly Cumulative Total Return5 Among Exelixis, Inc., the

Nasdaq National Market, U.S. Index and the Nasdaq Biotech Index6

	4/11/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01	3/31/02	6/30/02
Exelixis, Inc.	100	257	241	112	62	136	82	119	99	54
Nasdaq	100	98	91	61	44	52	36	47	44	35
Nasdaq Biotech	100	118	128	105	72	95	70	85	73	48

	9/30/02	12/31/02	3/31/03	6/30/03	9/30/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04
Exelixis, Inc.	35	57	48	49	51	50	61	72	58	68
Nasdaq	28	32	32	39	43	40	48	49	45	52
Nasdaq Biotech	45	47	48	63	68	68	73	71	67	72

[5]	Assumes that $100.00 was invested on April 11, 2000 (the date of our initial public offering) in the designated stock or index—including reinvestment of dividends. Fiscal years ended December 31.

[6]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

Certain Transactions

Indemnification Agreements. As permitted by Delaware law, our Certificate of Incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of duty of loyalty to the Company or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by the Company, arising out of such person’s services as a director or executive officer with respect to the Company, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Indebtedness of Management. As of January 31, 2005, the total amount of loans outstanding to our executive officers was $137,500. The largest aggregate amount of indebtedness outstanding at any time during 2004 was approximately $350,000.

In July 2002, we entered into a loan agreement with Jeffrey Latts, Senior Vice President and Chief Medical Officer in the amount of $125,000. The loan has an interest rate of 4.60% and matures on July 15, 2005. Fifty percent of the principal of the loan is subject to forgiveness on each of the third and fourth employment anniversary date. Accordingly, $62,500 of the loan principal was forgiven in 2004.

In September 2001, we entered into a loan agreement with Gregory Plowman, Senior Vice President and Chief Science Officer in the amount of $75,000. The loan had an interest rate of 4.82% and matured in October 2004. The loan was subject to 100% forgiveness of principal upon Dr. Plowman’s fourth employment anniversary date with Exelixis. Accordingly, $75,000 was forgiven in 2004.

In April 2001, we entered into a loan agreement with Pamela Simonton, Senior Vice President, Patents and Licensing in the amount of $300,000. The loan has an interest rate of 4.90% and matures on April 26, 2005. The loan is subject to 25% forgiveness on each anniversary of the loan provided that Ms. Simonton is a full-time employee during the preceding 12 months. Accordingly, $75,000 of the loan principal was forgiven in 2004, 2003 and in 2002, respectively.

In February 2000, we entered into loan agreements with George Scangos, President, Chief Executive Officer and a director and Michael Morrissey, Senior Vice President, Discovery, in the amounts of $470,000 and $110,000, respectively. Dr. Scangos paid $48,125 of his outstanding loan amount during 2000. Dr. Scangos and Dr. Morrissey repaid the full amount of their loans during 2003. Dr. Morrissey repaid his loans in cash, while Dr. Scangos repaid his loan with stock in connection with a sale of stock to the Company.

In January 1998, we entered into a loan agreement with Dr. Scangos in the amount of $150,000. The loan had an interest rate of 6.13% and matured on January 19, 2003. Dr. Scangos paid $140,566 of his loan amount during 2000, and the remainder of the balance upon maturity.

In January 1998, we provided non-interest bearing advances of $74,000 and $44,000 to Dr. Scangos. Dr. Scangos repaid the full amount of the advances in 2003.

All future transactions other than loan facilities and amendments to any existing loan facilities between the Company and our officers, directors, principal stockholders and their affiliates will be subject to approval by a majority of the Board of Directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. Effective July 30, 2002, the Company no longer makes available loan facilities to, or amends existing loan facilities with, its executive officers.

Consulting Agreements.

In July 2004, we entered into a one-year consulting agreement with George Poste, D.V.M., Ph.D, a director of the Company. Under the terms of the agreement, Dr. Poste provides consulting services in the field of pharmaceutical research and development. Compensation is at an annual rate of $30,000. Dr. Poste earned $15,000 in consulting fees during the year ending December 31, 2004.

In November 2003, we entered into a one-year consulting agreement with Frank McCormick, Ph.D., a director of the Company. Under the terms of the agreement, Dr. McCormick provided consulting services in the field of pharmaceutical research and development. Compensation was at a rate of $2,000 per day and Dr. McCormick earned $17,000 in consulting fees during the year ending December 31, 2004. We entered into a renewal consulting agreement with Dr. McCormick in November 2004, and the terms of the renewal agreement are substantively similar to the original agreement, provided that the maximum annual compensation is limited to $60,000.

Certain Business Relationships

Dr. Papadopoulos, the Chairman of the Company’s Board of Directors, is an investment banker at SG Cowen Securities Corporation, which provides investment banking services to the Company from time to time. No fees or expenses were incurred by the Company in 2004 in connection with such services.

Mr. Wyszomierski, a director of the Company, is the Executive Vice President and Chief Financial Officer of VWR International, Inc., a supplier of laboratory supplies, equipment and supply chain solutions. In 2004, the Company bought laboratory supplies and equipment from VWR International in the amount of $3.2 million.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ CHRISTOPH A. PEREIRA
CHRISTOPH A. PEREIRA
Secretary

March 17, 2005

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year a number of brokers with account holders who are Exelixis stockholders will be “householding” Exelixis’ proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Investor Relations, Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 or contact Exelixis, Inc., Investor Relations at (650) 837-7000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, is available without charge upon written request to: Investor Relations, Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511.

Appendix A

Exelixis, Inc.

2000 Employee Stock Purchase Plan

Adopted by Board of Directors: January 27, 2000

Approved by Stockholders: March 15, 2000

Amended By Board of Directors on January 28, 2005

Termination Date: None

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Calculation Date” means the last day of each fiscal year of the Company.

(d) “Code” means the United States Internal Revenue Code of 1986, as amended.

(e) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(f) “Company” means Exelixis, Inc., a Delaware corporation.

(g) “Diluted Shares Outstanding” means the number of outstanding shares of Common Stock on the Calculation Date, plus the number of shares of Common Stock issuable on the Calculation Date assuming the conversion of all outstanding preferred stock and convertible notes, and the additional number of dilutive Common Stock equivalent shares outstanding as the result of any options or warrants outstanding during the fiscal year, calculated using the treasury stock method.

(h) “Director” means a member of the Board.

(i) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

(j) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

(k) “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(l) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then, except as otherwise provided in the Offering, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(n) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(o) “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(r) “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(s) “Plan” means this 2000 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(u) “Right” means an option to purchase Shares granted pursuant to the Plan.

(v) “Rule16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(w) “Securities Act” means the United States Securities Act of 1933, as amended.

(x) “Share” means a share of the common stock of the Company.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revert in the Board the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of subsection 4(b) relating to automatic increases to the share reserve and the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate three hundred thousand (300,000) Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b) For a period of ten (10) years, the share reserve specified in subsection 4(a) automatically shall be increased on the Calculation Date by the greater of that number of shares of Common Stock equal to 0.75% of the Diluted Shares Outstanding or that number of shares of Common Stock that have been issued under the Plan during the prior 12-month period; provided, however, that the Board may provide for a lesser number at any time prior to the Calculation Date, and provided further that such automatic share reserve increases in the aggregate shall not exceed three million three hundred fifty thousand (3,350,000) Shares.

(c) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on an Offering Date or Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.	ELIGIBILITY.

(a) Rights may be granted only to Employees of the Company or, as the Board may designated as provided in subsection 3(b), to Employees of an Affiliate.

(i) Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require in the Offering, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(ii) The Board may provide in an Offering that Employees whose customary employment is twenty (20) hours or less per week shall not be eligible to participate.

(iii) The Board may provide in an Offering that Employees whose customary employment is for not more than five (5) months in any calendar year shall not be eligible to participate.

(iv) The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

7.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(c) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.	ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a) If any change is made in the Shares subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subsection 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of Shares and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

(b) In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation shall assume Rights outstanding under the Plan or shall substitute similar rights (including a right to acquire the same consideration paid to Stockholders in the transaction described in this subsection 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation refuses to assume such Rights or to substitute similar rights for those outstanding under the Plan, then, as determined by the Board in its sole discretion such Rights may continue in full force and effect or the Participants’ accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of Shares under the terms of the Offering) may be used to purchase Shares immediately prior to the transaction described above under the ongoing Offering and the Participants’ Rights under the ongoing Offering thereafter terminated.

14.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i) Increase the amount of Shares reserved for Rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the effective date set by the Board.

EXELIXIS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2005

The undersigned hereby appoints George A. Scangos, Christoph A. Pereira and Frank L. Karbe, and each of them,

as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exelixis,

Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Exelixis, Inc. to be held at the offices of Exelixis, Inc. at 210 East Grand Avenue, South San Francisco, CA 94080 on Friday, April 22, 2005 at 8:00 a.m.

(local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED

IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING VIA THE INTERNET OR BY TELEPHONE.

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

Address Change/Comments (Mark the corresponding box on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1.

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

FOR all nominees listed

below (except as marked

to the contrary below)

WITHHOLD AUTHORITY

to vote for all nominees

listed below

Proposal 1: To elect the four Class III

directors to hold office

until the 2008 Annual

Meeting of Stockholders:

Nominees:

01 Stelios Papadopoulos, Ph.D.,

02 George Scangos, Ph.D.,

03 Frank McCormick, Ph.D.,

04 Lance Willsey, M.D.

To withhold authority to vote for any nominee(s), write such nominee(s)

name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2: To ratify the selection by the Audit Committee of the Board of

Directors of Ernst & Young LLP as independent auditors of

Exelixis, Inc. for its fiscal year ending December 31, 2005.

Proposal 3: To approve an amendment to Exelixis, Inc.’s 2000 Employee Stock

Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,850,000 shares, from

1,800,000 shares to 3,650,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

Signature Signature Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Internet

http://www.proxyvoting.com/exel

Use the internet to vote your proxy.

Have your proxy card in hand

when you access the web site.

Telephone

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

Mail

Mark, sign and date

your proxy card and

return it in the

enclosed postage-paid

envelope.

OR OR

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.